Exhibit 1

Agreement

This letter agreement, dated July 26, 2021, is made by and among Deerfield Partners, L.P., ARCH Venture Partners XI, L.P., and Section 32 Fund 3, LP (collectively, the “Funds”). The Funds hereby agree with each other as follows:

1. If any two of the Funds determine that the Funds shall purchase a specified number of shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of DA32 Life Science Tech Acquisition Corp. (the “Company”) in the Company’s initial public offering, each Fund shall be required to purchase its pro rata portion of such Class A Common Stock, up to a maximum of 4,000,000 shares of Class A Common Stock in the aggregate for all of the Funds, based on the percentage of Class X Units of DA32 Sponsor LLC, a Delaware limited liability company (the “Sponsor”), held by each Fund out of the total number of Class X Units of the Sponsor held by the three Funds.

2. This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This letter agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto. No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This letter agreement shall be binding on the Funds and the Company and their respective successors, heirs and assigns and permitted transferees. Nothing in this letter agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this letter agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this letter agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

3. This letter agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

4. This letter agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this letter agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this letter agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

5. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this letter agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

6. Any notice, consent or request to be given in connection with any of the terms or provisions of this letter agreement shall be in writing and shall be delivered in person, by facsimile or e-mail to the address specified in the Amended and Restated Limited Liability Company Agreement of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the Funds have executed this letter agreement as of the date first above written.

DEERFIELD PARTNERS, L.P.

By: Deerfield Mgmt, L.P.
Its: General Partner
By: J.E. Flynn Capital, LLC
Its: General Partner

/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

ARCH VENTURE FUND XI, L.P.

By: ARCH Venture Partners XI, L.P.
Its: General Partner
By: ARCH Venture Partners XI, LLC
Its: General Partner

/s/ Mark McDonnell
Name: Mark McDonnell
Title: Managing Member

SECTION 32 FUND 3, LP

By: Section 32 GP 3, LLC
Its: General Partner

/s/ William J. Maris
Name: William J. Maris
Title: Managing Member

[Signature Page to Letter Agreement]